Exhibit 99.1

Hyliion Holdings Corp.
Ryann Malone
press@hyliion.com
(833) 495-4466

Kellen Ferris
ir@hyliion.com
(737) 292-8649

HYLIION HOLDINGS REPORTS FOURTH-QUARTER AND FULL-YEAR 2022 FINANCIAL RESULTS

AUSTIN, Texas – February 28, 2023 – Hyliion Holdings Corp. (NYSE: HYLN) (“Hyliion”), a leader in electrified powertrain solutions for Class 8 semi-trucks, today reported its fourth-quarter and full-year 2022 financial results.

Key Business Highlights

•Achieved new Hypertruck ERX™ commercialization milestone
•Obtained a 10-unit order for the Hypertruck ERX powertrain from DSV Logistics
•Announcing collaboration with Hyzon Motors to jointly develop a fuel cell powered truck
•Met 2022 revenue guidance
•Ended 2022 with $422 million of available capital on the balance sheet
•2023 operating expense guidance of $130 - $140 million

Executive Commentary

“We remained on track by hitting all our commercialization milestones for the Hypertruck ERX powertrain in 2022. The year was marked by many impactful accomplishments for Hyliion. We achieved our revenue guidance for Hybrid, including full truck sales, we acquired the KARNO™ generator technology from GE, and we obtained 210 orders for production slots for the Hypertruck ERX powertrain,” said Hyliion’s Founder and CEO, Thomas Healy.

Hypertruck ERX System Development

In the fourth quarter, the Company continued the design-verification phase of its Hypertruck ERX system with additional controlled fleet trials, most recently with Ruan Transportation. The Company also launched winter testing.

Overall, Hyliion remains on schedule to start Hypertruck ERX system production in late 2023, as the Company continues to achieve the previously-announced commercialization milestones. This marks the fifth consecutive quarter that the Company has met the commercialization milestones initially laid out on the third-quarter 2021 earnings call.

Exhibit 99.1
Hypertruck ERX System Orders

During the fourth quarter the Company received 10 Hypertruck ERX system orders from DSV Logistics, with an option to buy 10 additional units. DSV is one of the largest third-party logistics companies in the world and is focused on expanding its business in the U.S. As the Company nears completion of its development and testing milestones for the Hypertruck ERX system later in 2023, it expects to see an uptick in additional customer orders for delivery in 2024.

Hyzon Motors Collaboration

The Company is announcing a new agreement with Hyzon Motors to develop a fuel cell powered vehicle. This development is the third step in the Company’s multi-stage product roadmap towards a hydrogen future. The vehicle will use Hyliion’s electric powertrain system and Hyzon’s fuel cell technology as the generator. The powertrain will be integrated into a Peterbilt chassis.

“Today, we are announcing an innovative collaboration with Hyzon Motors to jointly develop a fuel cell powered vehicle. Hyzon is an industry leader in developing and manufacturing fuel cells purpose-built for heavy-duty applications, and Hyliion is an industry leader in electric powertrain solutions. We are excited about having the opportunity for our teams to work together,” said Hyliion’s Founder and CEO, Thomas Healy.

Financial Highlights, Operating Expense and 2023 Guidance

In the fourth quarter, the Company recorded $1.1 million in revenue related to Hybrid sales. The Company’s fourth quarter operating expenses totaled $31.6 million for the quarter, $5 million higher than a year ago, mainly due to higher research and development spending. Hyliion ended the fourth quarter with $422 million of cash, short-term and long-term investments, which is expected to be sufficient to fund current commercialization activities for the Hypertruck ERX powertrain, as well as initial development activities for the KARNO product and the Hyzon Motors collaboration project.

For full-year 2022, Hyliion’s net loss totaled $153.4 million, or $124.6 million excluding $28.8 million of one-time research and development expenses related to the KARNO generator acquisition in the third quarter, up $28.5 million (excluding the KARNO acquisition) compared to a $96.0 million net loss in the prior year.

Looking forward, the Company expects full-year 2023 operating expenses to be in the $130 to $140 million range. This estimate reflects continued focus on delivering the Hypertruck ERX system in late 2023 and efforts to develop the KARNO generator technology, the Hyzon fuel cell collaboration project, and other development projects. The Company is also expecting SG&A spending growth to level off in 2023 as it invests further in in-house engineering and development resources.

Fourth Quarter 2022 Conference Call

Hyliion will host a conference call and accompanying webcast at 11:00 a.m. EST / 10:00 a.m. CST on Wednesday, March 1 to discuss its financial and business results, and outlook. The live webcast of the call, as well as an archived replay following, will be available online on the

Exhibit 99.1
Investor Relations section of Hyliion’s website. Those wishing to participate can access the call using the links below:

Conference Call Online Registration:
https://conferencingportals.com/event/vjUOPPlo
Access the Webcast:
https://events.q4inc.com/attendee/357822431

Full-year 2022 financial results for Hyliion Holdings Corp. will also be filed with the SEC on Form
10-K.

About Hyliion

Hyliion’s mission is to reduce the carbon intensity and greenhouse gas (GHG) emissions of Class 8 semi-trucks by being a leading provider of electrified powertrain solutions. Hyliion offers fleets efficient and practical systems to decrease fuel and operating expenses while seamlessly integrating with their existing fleet operations. Headquartered in Austin, Texas, Hyliion designs, develops, and sells electrified powertrain solutions that can be installed on most major Class 8 semi-trucks, and leverages advanced software algorithms and data analytics to improve overall efficiencies. Hyliion’s goal is to transform the commercial transportation industry’s environmental impact at scale. For more information, visit www.hyliion.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, our status as an early stage the Company with a history of losses, and our expectation of incurring significant expenses and continuing losses for the foreseeable future; our ability to develop to develop key commercial relationships with suppliers and customers; our ability to retain the services of Thomas Healy, our Chief Executive Officer; our ability to disrupt the powertrain market; the effects of our dynamic and proprietary solutions on commercial truck customers; the ability to accelerate the commercialization of the Hypertruck ERX; our ability to

Exhibit 99.1
meet 2023 and future product milestones; the impact of COVID-19 on long-term objectives; the ability of our solutions to reduce carbon intensity and greenhouse gas emissions, the expected performance and integration of the KARNO generator and system, and the other risks and uncertainties described under the heading “Risk Factors” in our other SEC filings including in our Annual Report (See item 1A. Risk Factors) on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2023 for the year ended December 31, 2022. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Exhibit 99.1
HYLIION HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(Unaudited)
Revenues
Product sales and other	$1,095	$200	$2,106	$200
Total revenues	1,095	200	2,106	200
Cost of revenues
Product sales and other	1,618	2,737	8,778	2,737
Total cost of revenues	1,618	2,737	8,778	2,737
Gross loss	(523)	(2,537)	(6,672)	(2,537)
Operating expenses
Research and development	21,827	17,390	110,370	58,261
Selling, general and administrative	9,733	9,188	41,988	35,299
Total operating expenses	31,560	26,578	152,358	93,560
Loss from operations	(32,083)	(29,115)	(159,030)	(96,097)
Interest income	2,658	218	5,724	779
Gain (loss) on impairment and disposal of assets	70	(730)	(19)	(730)
Other expense, net	(32)	—	(32)	—
Net loss	$(29,387)	$(29,627)	$(153,357)	$(96,048)

Net loss per share, basic and diluted	$(0.16)	$(0.17)	$(0.87)	$(0.56)

Weighted-average shares outstanding, basic and diluted	179,719,018	173,325,727	175,400,486	172,216,477

Exhibit 99.1
HYLIION HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$119,468	$258,445
Accounts receivable, net	1,136	70
Inventory	74	114
Prepaid expenses and other current assets	9,795	9,068
Short-term investments	193,740	118,787
Total current assets	324,213	386,484

Property and equipment, net	5,606	2,235
Operating lease right-of-use assets	6,470	7,734
Intangible assets, net	200	235
Other assets	1,686	1,535
Long-term investments	108,568	180,217
Total assets	$446,743	$578,440

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,800	$7,455
Current portion of operating lease liabilities	347	21
Accrued expenses and other current liabilities	11,535	7,759
Total current liabilities	14,682	15,235

Operating lease liabilities, net of current portion	6,972	8,623
Other liabilities	1,515	667
Total liabilities	23,169	24,525

Commitments and contingencies

Stockholders’ equity
Common stock, $0.0001 par value; 250,000,000 shares authorized; 179,826,309 and 173,468,979 shares issued and outstanding at December 31, 2022 and 2021, respectively	18	17
Additional paid-in capital	397,810	374,795
Retained earnings	25,746	179,103
Total stockholders’ equity	423,574	553,915
Total liabilities and stockholders’ equity	$446,743	$578,440

Exhibit 99.1
HYLIION HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Year Ended December 31,
	2022	2021	2020
Cash Flows from Operating Activities
Net (loss) income	$(153,357)	$(96,048)	$324,117
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	1,227	884	850
Amortization of investment premiums and discounts	1,250	1,816	—
Loss on extinguishment of debt	—	—	10,170
Noncash lease expense	1,244	731	928
Inventory write-down	5,641	2,298	—
Loss on impairment and disposal of assets	19	730	—
Paid-in-kind interest on convertible notes payable	—	—	1,085
Amortization of debt discount	—	—	4,237
Share-based compensation	6,979	4,922	294
Provision for doubtful accounts	114	—	—
Change in fair value of convertible notes payable derivative liabilities	—	—	1,358
Change in fair value of warrant liability	—	—	(363,299)
Acquired in-process research and development	28,752	—	—
Change in operating assets and liabilities, net of effects of business acquisition:
Accounts receivable	(1,180)	22	53
Inventory	(5,601)	(2,280)	(132)
Prepaid expenses and other assets	(571)	(475)	(8,150)
Accounts payable	(4,660)	5,319	734
Accrued expenses and other liabilities	4,571	2,155	5,764
Operating lease liabilities	(1,305)	(576)	(953)
Net cash used in operating activities	(116,877)	(80,502)	(22,944)

Cash Flows from Investing Activities
Purchase of property and equipment and other	(2,885)	(2,380)	(311)
Proceeds from sale of property and equipment	152	45	22
Purchase of in-process research and development	(14,428)	—	—
Payments for security deposit, net	—	(29)	—
Purchase of investments	(268,584)	(317,807)	(237,851)
Proceeds from sale and maturity of investments	263,723	254,180	—
Net cash used in investing activities	(22,022)	(65,991)	(238,140)

Cash Flows from Financing Activities
Business Combination and PIPE financing, net of issuance costs paid	—	—	516,454
Proceeds from exercise of stock warrants, net of issuance costs	—	16,257	124,536
Proceeds from convertible notes payable issuance and derivative liabilities	—	—	3,200
(Payments for)/proceeds from Paycheck Protection Program loan	—	(908)	908
Payments for deferred financing costs	—	—	(468)
Repayments on finance lease obligations	—	(42)	(247)
Proceeds from exercise of common stock options	79	591	121
Taxes paid related to net share settlement of equity awards	(157)	—	—
Net cash (used in) provided by financing activities	(78)	15,898	644,504

Net (decrease) increase in cash and cash equivalents and restricted cash	(138,977)	(130,595)	383,420
Cash and cash equivalents and restricted cash, beginning of period	259,110	389,705	6,285
Cash and cash equivalents and restricted cash, end of period	$120,133	$259,110	$389,705